                                                                 Exhibit 4.4(f)

                                  THE FINANCIAL
                             SECURITY PLAN AND TRUST

                            PLAN AND TRUST AGREEMENT



                             AS AMENDED AND RESTATED
                             EFFECTIVE APRIL 1, 1995

                      The Financial Security Plan and Trust

                 As Amended and Restated Effective April 1,1995


Viking Freight System, Inc. previously established the Viking Financial Security Plan effective January 1, 1985 for the benefit of eligible employees of Viking Freight System, Inc. and its participating affiliates. Effective April 1, 1995, Roadway Regional Group, Inc. became the sponsor of the Viking Financial Security Plan at which time such plan is now restated and renamed The Financial Security Plan for the benefit of Roadway Regional Group, Inc. and its participating affiliates and concurrent with such actions the Cole Profit Sharing Plan, originally effective December 29, 1958, is merged into the Plan.

The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Roadway Regional Group, Inc. and BZW Barclays Global Investors, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).



Date: ______________, 19               Viking Freight, Inc. as successor to
                                         Roadway Regional Group, Inc.

                                       By:
                                           --------------------------------

                                          Title:
                                                 ---------------------------


The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

Date: ______________, 19               BZW Barclays Global Investors,
                                         National Association

                                       By:
                                           --------------------------------

                                          Title:
                                                 ---------------------------


Date: ______________, 19               BZW Barclays Global Investors,
                                         National Association

                                       By:
                                           --------------------------------

                                          Title:
                                                 ---------------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


1        DEFINITIONS.......................................................  1
         -----------

2        ELIGIBILITY....................................................... 11
         -----------
         2.1       Eligibility............................................. 11
         2.2       Ineligible Employees.................................... 11
         2.3       Ineligible or Former Participants....................... 11

3        PARTICIPANT CONTRIBUTIONS......................................... 12
         -------------------------
         3.1       Before-Tax Contribution Election........................ 12
         3.2       Changing a Contribution Election........................ 12
         3.3       Revoking and Resuming a Contribution Election........... 12
         3.4       Contribution Percentage Limits.......................... 12
         3.5       Refunds When Contribution Dollar Limit Exceeded......... 13
         3.6       Timing, Posting and Tax Considerations.................. 13

4        ROLLOVERS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS......... 14
         ---------------------------------------------------------
         4.1       Rollovers............................................... 14
         4.2       Transfers From and To Other Qualified Plans............. 14

5        EMPLOYER CONTRIBUTIONS............................................ 15
         ----------------------
         5.1       Viking/RRG Match Contributions.......................... 15
         5.2       RSI Stock Match Contributions........................... 15
         5.3       Coles Match Contributions............................... 16
         5.4       Profit Sharing Contributions............................ 17

6        ACCOUNTING........................................................ 18
         ----------
         6.1       Individual Participant Accounting....................... 18
         6.2       Sweep Account is Transaction Account.................... 18
         6.3       Trade Date Accounting and Investment Cycle.............. 18
         6.4       Accounting for Investment Funds......................... 18
         6.5       Payment of Fees and Expenses............................ 18
         6.6       Accounting for Participant Loans........................ 19
         6.7       Error Correction........................................ 19
         6.8       Participant Statements.................................. 20
         6.9       Special Accounting During Conversion Period............. 20
         6.10      QDROs................................................... 20

7        INVESTMENT FUNDS AND ELECTIONS.................................... 22
         ------------------------------
         7.1       Investment Funds........................................ 22
         7.2       Investment Fund Elections............................... 22
         7.3       Responsibility for Investment Choice.................... 22
         7.4       Default if No Election.................................. 22
         7.5       Timing.................................................. 23
         7.6       Investment Fund Election Change Fees.................... 23


--------------------------------------------------------------------------------

8        VESTING & FORFEITURES............................................. 24
         ---------------------
         8.1       Fully Vested Accounts................................... 24
         8.2       Full Vesting Upon Certain Events........................ 24
         8.3       Vesting Schedule........................................ 24
         8.4       Forfeitures............................................. 25
         8.5       Rehired Employees....................................... 25

9        PARTICIPANT LOANS................................................. 26
         -----------------
         9.1       Participant Loans Permitted............................. 26
         9.2       Loan Application, Note and Security..................... 26
         9.3       Spousal Consent......................................... 26
         9.4       Loan Approval........................................... 26
         9.5       Loan Funding Limits, Account Sources and Funding Order.. 26
         9.6       Maximum Number of Loans................................. 27
         9.7       Source and Timing of Loan Funding....................... 27
         9.8       Interest Rate........................................... 27
         9.9       Loan Payment............................................ 28
         9.10      Loan Payment Hierarchy.................................. 28
         9.11      Repayment Suspension.................................... 28
         9.12      Loan Default............................................ 28
         9.13      Call Feature............................................ 28

10       IN-SERVICE WITHDRAWALS............................................ 29
         ----------------------
         10.1      In-Service Withdrawals Permitted........................ 29
         10.2      In-Service Withdrawal Application and Notice............ 29
         10.3      Spousal Consent......................................... 29
         10.4      In-Service Withdrawal Approval.......................... 29
         10.5      Minimum Amount, Payment Form and Medium................. 30
         10.6      Source and Timing of In-Service Withdrawal Funding...... 30
         10.7      Hardship Withdrawals.................................... 30
         10.8      After-Tax Account Withdrawals........................... 32
         10.9      Over Age 59 1/2 Withdrawals............................. 32

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS, UPON DISABILITY OR
         ------------------------------------------------------
         AS REQUIRED BY LAW ............................................... 34
         ------------------
         11.1      Benefit Information, Notices and Election............... 34
         11.2      Spousal Consent......................................... 34
         11.3      Payment Form and Medium................................. 35
         11.4      Source and Timing of Distribution Funding............... 36
         11.5      Deemed Distribution..................................... 36
         11.6      Latest Commencement Permitted........................... 36
         11.7      Payment Within Life Expectancy.......................... 37
         11.8      Incidental Benefit Rule................................. 37
         11.9      Payment to Beneficiary.................................. 37
         11.10     Beneficiary Designation................................. 38
         11.11     QJSA and QPSA Annuity Information and Elections ........ 38


-------------------------------------------------------------------------------

12       ADP AND ACP TESTS................................................. 41
         -----------------
         12.1      Contribution Limitation Definitions..................... 41
         12.2      ADP and ACP Tests....................................... 44
         12.3      Correction of ADP and ACP Tests......................... 44
         12.4      Multiple Use Test....................................... 45
         12.5      Correction of Multiple Use Test......................... 46
         12.6      Adjustment for Investment Gain or Loss.................. 46
         12.7      Testing Responsibilities and Required Records........... 46
         12.8      Separate Testing........................................ 46

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS...................... 47
         --------------------------------------------
         13.1      "Annual Addition" Defined............................... 47
         13.2      Maximum Annual Addition................................. 47
         13.3      Avoiding an Excess Annual Addition...................... 47
         13.4      Correcting an Excess Annual Addition.................... 47
         13.5      Correcting a Multiple Plan Excess....................... 48
         13.6      "Defined Benefit Fraction" Defined...................... 48
         13.7      "Defined Contribution Fraction" Defined................. 48
         13.8      Combined Plan Limits and Correction..................... 48

14       TOP HEAVY RULES................................................... 49
         ---------------
         14.1      Top Heavy Definitions................................... 49
         14.2      Special Contributions................................... 50
         14.3      Special Vesting......................................... 51
         14.4      Adjustment to Combined Limits for Different Plans....... 51

15       PLAN ADMINISTRATION............................................... 52
         -------------------
         15.1      Plan Delineates Authority and Responsibility............ 52
         15.2      Fiduciary Standards..................................... 52
         15.3      Plan Sponsor is ERISA Plan Administrator................ 52
         15.4      Administrator Duties.................................... 53
         15.5      Advisors May be Retained................................ 53
         15.6      Delegation of Administrator Duties...................... 54
         15.7      Committee Operating Rules............................... 54

16       MANAGEMENT OF INVESTMENTS......................................... 55
         -------------------------
         16.1      Trust Agreement......................................... 55
         16.2      Investment Funds........................................ 55
         16.3      Authority to Hold Cash.................................. 56
         16.4      Trustee to Act Upon Instructions........................ 56
         16.5      Administrator Has Right
                   to Vote Registered Investment Company Shares............ 56
         16.6      Custom Fund Investment Management ...................... 56
         16.7      Authority to Segregate Assets........................... 57
         16.8      Maximum Permitted Investment in Roadway Stock........... 57
         16.9      Participants Have Right to Vote and Tender Roadway Stock 57
         16.10     Participants Have Right to Vote and Tender REX Stock.... 58
         16.11     Registration and Disclosure for Roadway Stock........... 58
         16.12     Registration and Disclosure for REX Stock............... 58


------------------------------------------------------------------------------

17       TRUST ADMINISTRATION.............................................. 59
         --------------------
         17.1      Trustee to Construe Trust............................... 59
         17.2      Trustee To Act As Owner of Trust Assets................. 59
         17.3      United States Indicia of Ownership...................... 59
         17.4      Tax Withholding and Payment............................. 60
         17.5      Trust Accounting........................................ 60
         17.6      Valuation of Certain Assets............................. 60
         17.7      Legal Counsel........................................... 61
         17.8      Fees and Expenses....................................... 61
         17.9      Trustee Duties and Limitations.......................... 61

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION................. 62
         -------------------------------------------------
         18.1      Plan Does Not Affect Employment Rights.................. 62
         18.2      Limited Return of Contributions......................... 62
         18.3      Assignment and Alienation............................... 62
         18.4      Facility of Payment..................................... 63
         18.5      Reallocation of Lost Participant's Accounts............. 63
         18.6      Claims Procedure........................................ 63
         18.7      Construction............................................ 64
         18.8      Jurisdiction and Severability........................... 64
         18.9      Indemnification by Employer............................. 64

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION................... 65
         -----------------------------------------------
         19.1      Amendment............................................... 65
         19.2      Merger.................................................. 65
         19.3      Divestitures............................................ 65
         19.4      Plan Termination........................................ 66
         19.5      Amendment and Termination Procedures.................... 66
         19.6      Termination of Employer's Participation................. 67
         19.7      Replacement of the Trustee.............................. 67
         19.8      Final Settlement and Accounting of Trustee.............. 67

APPENDIX A - INVESTMENT FUNDS.............................................. 69

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES............................. 71

APPENDIX C - LOAN INTEREST RATE............................................ 72




-------------------------------------------------------------------------------

1        DEFINITIONS
         -----------

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan or amounts transferred from the Predecessor Plan:

                   (a) "Before-Tax Account". An account created to hold Before-Tax Contributions.

                   (b) "Prior Before-Tax Account". An account created to hold amounts transferred from the Predecessor Plan designated as "Deferred Match Contributions" thereunder.

                   (c) "After-Tax Account". An account created to hold amounts previously contributed by an eligible Participant on an after-tax basis under former Plan provisions and amounts transferred from the Predecessor Plan designated as "Employee Voluntary Contributions" thereunder.

                   (d) "Rollover Account". An account created to hold Rollover Contributions and amounts transferred from the Predecessor Plan designated as "Rollover Contributions" thereunder.

                   (e) "Viking/RRG Match Account". An account created to hold Viking/RRG Match Contributions which amounts prior to April 1, 1995 were designated as "Company Match Contributions".

                   (f) "RSI Stock Match". An account created to hold RSI Stock Match Contributions.

                   (g) "Coles Match Account". An account created to hold Coles Match Contributions.

                   (h) "Profit Sharing Account". An account created to hold Profit Sharing Contributions.

                   (i) "Prior Profit Sharing Account". An account created to hold amounts transferred from the Predecessor Plan designated as "Regular Employer Contributions" and "Discretionary Employer Contributions" thereunder.

         1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.


--------------------------------------------------------------------------------

         1.3 "Administrator". The Plan Sponsor, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

         1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

         1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11.

         1.6 "Break in Service". The end of five consecutive Plan Years (or six consecutive Plan Years if absence from employment was due to a Parental Leave) for which a Participant is credited with no Hours of Service.

         1.7 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

         1.8 "Coles Employee". A Participant during any period he or she is an Eligible Employee and employed by Coles Express, Inc.

         1.9 "Committee". The administrative committee appointed by the Plan Sponsor and charged with the general administration of the Plan in accordance with Section 15.6.

         1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457.

                   For purposes of determining benefits under this Plan, Compensation is limited to $150,000, (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of the preceding sentence, in the case of a HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.


-------------------------------------------------------------------------------

                   For purposes of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

         1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in
                   Section 1.1. Specific types of contribution include:

                   (a) "Before-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

                   (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

                   (c) "Viking/RRG Match Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                   (d) "RSI Stock Match Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                   (e) "Coles Match Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                   (f) "Profit Sharing Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

                   Solely for purposes of the Plan Year ending December 31, 1995, references to Before-Tax Contributions in Sections 3.5, 12 and 13.4 shall include "Deferred Match Contributions" for the period January 1, 1995 through March 31, 1995 made under the Predecessor Plan as merged herein effective April 1,1995.

                   Solely for purposes of Sections 3.5, 12 and 13.4 Viking/RRG Match Contributions, RSI Stock Match Contributions and Coles Match Contributions shall be collectively referred to as "Matching Contributions" and solely for purposes of the Plan Year ending December 31, 1995 "Matching Contributions" as referenced therein shall also include "Regular Employer Contributions" for the period January 1, 1995 through March 31, 1995 made under the Predecessor Plan as merged herein effective April 1, 1995.


--------------------------------------------------------------------------------

         1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Before-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Before-Tax Contributions shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3); (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)); and (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

         1.13 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

         1.14 "Direct Rollover". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

         1.15 "Disability". The inability of a Participant to perform the duties assigned to him or her by his or her Employer for an extended period by reason of a mental or physical condition, as determined by the Committee.

         1.16 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

         1.17 "Effective Date". The date upon which the provisions of this document become effective. This date is April 1,1995, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

         1.18      "Eligible Employee". An Employee of an Employer, except any
                   Employee:

                   (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;

                   (b) who is treated as an Employee because he or she is a Leased Employee;

                   (c) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is

--------------------------------------------------------------------------------
                            exempt from United States income tax under an applicable income tax convention; or

                   (d) who is classified by the Employer as a supplemental Employee or a temporary Employee.

                   Notwithstanding an Employee who was classified as a supplemental Employee and a Participant on July 1, 1992 shall be included as an Eligible Employee.

         1.19 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.20 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.21      "Employee".  An individual who is:

                   (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

                   (b)      a Leased Employee.

         1.22 "Employer". The Plan Sponsor and any Subsidiary or other Related Company of either the Plan Sponsor or a Subsidiary which adopts this Plan with the approval of the Plan Sponsor.

                   As of the Effective Date the Employers under the Plan are the Plan Sponsor, Viking Freight System, Inc. and Coles Express, Inc.

         1.23 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.


-------------------------------------------------------------------------------

         1.24 "Forfeiture Account". An account holding amounts forfeited by Participants who have terminated employment with all Related Companies, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator.

         1.25 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

         1.26 "Hour of Service". Each hour for which an Employee is entitled to:

                   (a) payment for the performance of duties for any Related Company;

                   (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

                   (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

                   (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

                   The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

                   Hours credited prior to a Break in Service are included.

                   An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if
                   (1) the Plan Sponsor directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

         1.27 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.


--------------------------------------------------------------------------------

         1.28 "Investment Fund" or "Fund". An investment fund as described in Section 16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date or such other date as stated are set forth in Appendix A.

         1.29 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

         1.30 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

                   (a) was approved by the Employer in keeping with its established uniform policies as to sick or personal leave;

                   (b) was due to layoff followed by a return to work within the requirements of the Employer's uniform policies; or

                   (c) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.31 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

         1.32 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

         1.33 "Normal Retirement Date". The date of a Participant's 59 1/2th birthday.

         1.34 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.35 "Parental Leave". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

         1.36 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.


--------------------------------------------------------------------------------

         1.37 "Pay". All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

                   Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

                   For purposes of the Contributions described in Section 5.4, the limitations as described in the second paragraph of
                   Section 1.10 shall also apply.

         1.38 "Plan". The Financial Security Plan set forth in this document, as from time to time amended.

         1.39 "Plan Sponsor". Roadway Regional Group, Inc., a California corporation or any successor by merger or consolidation or any successor that otherwise assumes the obligations of the Plan Sponsor under the Plan.

         1.40 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

         1.41 "Predecessor Plan". Cole Profit Sharing Plan as originally established effective December 29, 1958 as merged herein effective April 1, 1995.

         1.42 "Predecessor Plan Amounts". With regard to a Participant who immediately prior to April 1, 1995 was a participant in the Predecessor Plan, the sum of his or her Prior Before-Tax Account, After-Tax Account and Prior Profit Sharing Account, which Accounts hold only amounts transferred from the Predecessor Plan and earnings thereon plus the portion of his or her Rollover Account attributable to amounts transferred from the Predecessor Plan and earnings thereon.

         1.43 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.44 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with Roadway and that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o) and except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".


--------------------------------------------------------------------------------

         1.45      "REX". Roadway Express, Inc.

         1.46      "REX Stock". Shares of voting common stock of Roadway
                   Express, Inc.

         1.47 "Roadway". Roadway Services, Inc., (or as may later be renamed) the parent corporation of the Plan Sponsor.

         1.48 "Roadway Stock". Shares of common stock of Roadway Services, Inc., its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

         1.49 "RRG Employee". A Participant during any period he or she is an Eligible Employee and employed by Roadway Regional Group, Inc.

         1.50 "Settlement Date". For each Trade Date, the Trustee's next business day.

         1.51 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or an in- service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

         1.52 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Plan Sponsor.

         1.53 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

         1.54 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

         1.55 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

                   Taxable Income is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purpose


--------------------------------------------------------------------------------
                   of the preceding sentences, in the case of a HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Taxable Income of each family group member shall be aggregated with the Taxable Income of such HCE, and (ii) the limitation on Taxable Income shall be allocated among such HCE and his or her family group members in proportion to each individual's Taxable Income before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

         1.56 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

         1.57 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

         1.58 "Trustee". Wells Fargo Bank, National Association for the period prior to January 1, 1996. Effective January 1, 1996, BZW Barclays Global Investors, National Association.

         1.59 "Viking Employee". A Participant during any period he or she is an Eligible Employee and employed by Viking Freight System, Inc.

         1.60 "Year of Vesting Service". A 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service.



--------------------------------------------------------------------------------

2        ELIGIBILITY
         -----------

         2.1       Eligibility

                   All Participants as of April 1,1995 shall continue their eligibility to participate including participants as of March 31, 1995 under the Predecessor Plan. Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she attains age 21, and completes a 12 month eligibility period in which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

         2.2       Ineligible Employees

                   If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

         2.3       Ineligible or Former Participants

                   A Participant may not make or share in Plan Contributions during the period he or she is Ineligible, nor generally be eligible for a new Plan loan, except if such Ineligible Participant is an Employee, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.


--------------------------------------------------------------------------------

3        PARTICIPANT CONTRIBUTIONS
         -------------------------

         3.1       Before-Tax Contribution Election

                   Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Before-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Before-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

         3.2       Changing a Contribution Election

                   A Participant who is an Eligible Employee may change his or her Before-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

         3.3       Revoking and Resuming a Contribution Election

                   A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

                   A Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

         3.4       Contribution Percentage Limits

                   The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust, the minimum, if applicable, and maximum Before-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. As of the Effective Date, the Before-Tax Contribution maximum percentage is 15%.


--------------------------------------------------------------------------------

                   Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.5       Refunds When Contribution Dollar Limit Exceeded

                   A Participant who makes Before-Tax Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed.

                   Excess amounts shall first be taken from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded excess Before-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used to reduce Contributions made by an Employer as soon as administratively feasible. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

         3.6       Timing, Posting and Tax Considerations

                   Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Before-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).


--------------------------------------------------------------------------------

4        ROLLOVERS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS
         ---------------------------------------------------------

         4.1       Rollovers

                   The Administrator may authorize the Trustee to accept a rollover contribution, within the meaning of Code section 402(c), 403(a)(4) or 408(d)(3)(A)(ii), in cash (or its equivalent), directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash (or its equivalent) within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

                   If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c), 403(a)(4) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

         4.2       Transfers From and To Other Qualified Plans

                   The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or transfer assets in cash or in kind directly to another qualified plan; provided that a transfer should not be directed if:

                   (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless, in the event of a receipt of assets, the Plan complies with such requirements or, in the event of a transfer of assets, the receiving Plan complies with such requirements; or

                   (b)      any amounts include benefits protected by Code
                            section 411(d)(6) which would not be preserved under applicable Plan provisions, in the event of a receipt of assets or, under the applicable provisions of the receiving plan, in the event of a transfer of assets.

                   The Trustee may refuse the receipt of any transfer if:

                   (a)      the Trustee finds the in-kind assets unacceptable;
                            or

                   (b) instructions for posting amounts to Participants' Accounts are incomplete.

                   Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.


--------------------------------------------------------------------------------

5        EMPLOYER CONTRIBUTIONS
         ----------------------

         For purposes of Section 5.1, the Employer shall mean Roadway Regional Group, Inc. or Viking Freight System, Inc. For purposes of Section 5.2,
         5.3 and 5.4, the Employer shall mean Coles Express, Inc.

         5.1       Viking/RRG Match Contributions

                   (a) Frequency and Eligibility. For each Plan Year, the Employer shall make Viking/RRG Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the Plan Year while he or she was a RRG Employee or a Viking Employee and was an Employee on the last day of the Plan Year.

                   (b) Allocation Method. The Viking/RRG Match Contributions for each Plan Year shall total 50% of each eligible Participant's Before-Tax Contributions for the Plan Year, made while he or she was a RRG Employee or a Viking Employee, provided that no Viking/RRG Match Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay while a RRG Employee or a Viking Employee. The Employer may change the 50% matching rate or the 6% of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants no later than the due date, including extensions, for filing the Employer's federal income tax return for the applicable year.

                   (c) Timing, Medium and Posting. The Employer shall make each Plan Year's Viking/RRG Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Viking/RRG Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Viking/RRG Match Account.

         5.2       RSI Stock Match Contributions

                   (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make RSI Stock Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period while he or she was a Coles Employee.

                   (b) Allocation Method. The RSI Stock Match Contributions for each period shall total 25% of each eligible Participant's Before-Tax Contributions for the period, made while he or she was a Coles Employee, provided that no RSI Stock Match Contributions shall be made based upon a


--------------------------------------------------------------------------------

                            Participant's Contributions in excess of 6% of his or her Pay while a Coles Employee. The Employer may change the 25% matching rate or the 6% of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply.

                   (c) Timing, Medium and Posting. The Employer shall make each period's RSI Stock Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's RSI Stock Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's RSI Stock Match Account.

         5.3       Coles Match Contributions

                   (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make Coles Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period while he or she was a Coles Employee.

                   (b) Allocation Method. The Coles Match Contributions for each period shall total 25% of each eligible Participant's Before-Tax Contributions for the period, made while he or she was a Coles Employee, provided that no Coles Match Contributions shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay while a Coles Employee. The Employer may change the 25% matching rate or the 6% of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply.

                   (c) Timing, Medium and Posting. The Employer shall make each period's Coles Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Coles Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Coles Match Account.


--------------------------------------------------------------------------------

         5.4       Profit Sharing Contributions

                   (a) Frequency and Eligibility. Effective January 1, 1995, for each Plan Year, the Employer may make Profit Sharing Contributions on behalf of each Participant who was a Coles Employee at any time during the Plan Year and was an Employee on the last day of the Plan Year.

                            If such Contributions are made, such Contributions shall also be made on behalf of each Participant who was a Coles Employee at any time during the Plan Year but who ceased being an Employee during the period after having attained age 59 1/2, or by reason of his or her Disability or death.

                   (b) Allocation Method. The Profit Sharing Contribution (including any Forfeiture Account amounts applied as Profit Sharing Contributions in accordance with
                            Section 8.4) for each Plan Year, shall be in an amount determined by the Employer and allocated among eligible Participants in direct proportion to their Pay while a Coles Employee.

                   (c) Timing, Medium and Posting. The Employer shall make each Plan Year's Profit Sharing Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Profit Sharing Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Profit Sharing Account.




--------------------------------------------------------------------------------

6        ACCOUNTING
         ----------

         6.1       Individual Participant Accounting

                   The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

         6.2       Sweep Account is Transaction Account

                   All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

         6.3       Trade Date Accounting and Investment Cycle

                   Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.4       Accounting for Investment Funds

                   Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.5       Payment of Fees and Expenses

                   Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture


--------------------------------------------------------------------------------

                   Account as directed by the Administrator, such fees and expenses shall be paid as set forth below.

                   (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                   (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                   (c)      Investment Fund Management and Maintenance:
                            Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

                   As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

                   The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.6       Accounting for Participant Loans

                   Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.7       Error Correction

                   The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.


--------------------------------------------------------------------------------

         6.8       Participant Statements

                   The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

         6.9       Special Accounting During Conversion Period

                   The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

         6.10      QDROs

                   (a) Period of QDRO Determination. During any period of time the Administrator, a court of competent jurisdiction or other appropriate person, is determining whether a domestic relations order qualifies as a QDRO, the Administrator shall separately account for the amounts which would be payable to the alternate payee (as defined in Code section 414(p)) if the order is determined to be a QDRO. The Administrator may do so by establishing a separate Account for the alternate payee.

                            If the domestic relations order is determined to be a QDRO, if not already established as described above, a separate Account shall be established for the amounts which are payable to the alternate payee. A determination that a domestic relations order is a QDRO made after the close of the 18 month period beginning with the date payments are specified to begin shall be applied prospectively only.

                            Any such separate Account established shall be valued and accounted for in the same manner as any other Account.

                   (b) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee and credited to his or her separate Account may be distributed, in a form as permissible under Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

                   (c) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans


--------------------------------------------------------------------------------
                            shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

                   (d) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.


--------------------------------------------------------------------------------

7        INVESTMENT FUNDS AND ELECTIONS
         ------------------------------

         7.1       Investment Funds

                   Except for Participants' Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date or such other date as stated, a list of the Investment Funds offered under the Plan is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust.

         7.2       Investment Fund Elections

                   Each Participant shall direct the investment of all of his or her Accounts except for his or her RSI Stock Match Account which shall be entirely invested in the Investment Fund specified by the Administrator, which Investment Fund as of the Effective Date is set forth in Appendix A.

                   A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

                   The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

         7.3       Responsibility for Investment Choice

                   Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.4       Default if No Election

                   The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund


--------------------------------------------------------------------------------
                   specified as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

         7.5       Timing

                   A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

         7.6       Investment Fund Election Change Fees

                   A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.



--------------------------------------------------------------------------------

8        VESTING & FORFEITURES
         ---------------------

         8.1       Fully Vested Accounts

                   A Participant shall be fully vested in these Accounts at all times:

                            Before-Tax Account
                            Prior Before-Tax Account
                            After-Tax Account
                            Rollover Account
                            Viking/RRG Match Account
                            RSI Stock Match Account
                            Coles Match Account
                            Prior Profit Sharing Account

                   Notwithstanding, prior to the Effective Date the portion of a Participant's Prior Profit Sharing Account attributable to amounts designated as "Discretionary Employer Contributions" under the Predecessor Plan became vested in accordance with a vesting schedule then in effect.

         8.2       Full Vesting Upon Certain Events

                   A Participant's entire Account shall become fully vested, without regard to his or her Years of Vesting Service, once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her incurring a Disability or terminating employment with all Related Companies due to his or her death.

         8.3       Vesting Schedule

                   In addition to the vesting provided above, a Participant's Profit Sharing Account shall become vested in accordance with the following schedule:


                      YEARS OF VESTING                      VESTED
                          SERVICE                         PERCENTAGE
                          -------                         ----------

                        Less than 5                           0%
                         5 or more                           100%


                   If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.


--------------------------------------------------------------------------------

         8.4       Forfeitures

                   A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account, which shall be invested in interest bearing deposits of the Trustee. Forfeitures from all Employer Contribution Accounts shall be accounted for separately by Account type and further accounted for separately by each Employer.

                   An Employer's Forfeiture Account amounts shall be utilized to restore Accounts for amounts attributable to the Employer that were previously forfeited, to pay the Employer's Plan fees and expenses or may increase the amount allocated by the Employer as Profit Sharing Contributions, as directed by the Administrator.

         8.5       Rehired Employees

                   (a) Service. If a former Employee is rehired, all Years of Vesting Service credited when his or her employment last terminated shall be counted in determining his or her vested interest.

                   (b) Account Restoration. If a former Employee is rehired before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is restored. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                          V% times (AB + D) - D

                            where:

                            V% = current vested percentage
                            AB = current account balance
                             D = amount previously distributed




--------------------------------------------------------------------------------

9        PARTICIPANT LOANS
         -----------------

         9.1       Participant Loans Permitted

                   Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

         9.2       Loan Application, Note and Security

                   A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3       Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan, except that Spousal Consent shall be required if any portion of such loan shall include Predecessor Plan Amounts or amounts attributable to the Participant's participation in the Plan while a Coles Employee.

         9.4       Loan Approval

                   The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5       Loan Funding Limits, Account Sources and Funding Order

                   The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

                   (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

                   (b) Plan Maximum Limit, Account Sources and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in the priority order as follows and except that for the period prior to July 1, 1995 a Participant's Viking/RRG Match Account shall not be included as an Account source for funding and "50%" shall be substituted for the preceding reference to "100%" with regard to a Participant who is a RRG Employee or a Viking
                            Employee:


--------------------------------------------------------------------------------

                                     Before-Tax Account
                                     RSI Stock Match Account
                                     Viking/RRG Match Account
                                     Coles Match Account
                                     Prior Before-Tax Account
                                     Rollover Account
                                     After-Tax Account

                   (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding balance of loans under the Plan during the 12 month period ending on the day before the Sweep Date as of which the loan is made over the outstanding balance of such loans on the date on which the loan is made. For purposes of this paragraph, the loans of all the qualified plans of the Related Companies shall be treated as loans under this Plan.

         9.6       Maximum Number of Loans

                   A Participant may have only one loan outstanding at any given time regardless of his or her Employer.

         9.7       Source and Timing of Loan Funding

                   A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account type and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                   The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8       Interest Rate

                   The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date or such other date as stated, the interest rate is determined as set forth in Appendix C, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.


--------------------------------------------------------------------------------

         9.9       Loan Payment

                   Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years, except that the repayment period may be for any period not to exceed 10 years if the purpose of the loan is to acquire the Participant's principal residence.

         9.10      Loan Payment Hierarchy

                   Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Accounts for which the Participant directs investment as described in Section 7 are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan payments credited to Accounts for which the Participant does not direct investment as described in Section 7 are credited to the Investment Funds specified by the Administrator for such Accounts.

         9.11      Repayment Suspension

                   The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12      Loan Default

                   A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

                   In the event of default, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13      Call Feature

                   The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.



--------------------------------------------------------------------------------

10       IN-SERVICE WITHDRAWALS
         ----------------------

         10.1      In-Service Withdrawals Permitted

                   In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law pursuant to the terms and conditions set forth in Section 11.

         10.2      In-Service Withdrawal Application and Notice

                   A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

                   Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan as described in this Section. An in-service withdrawal may therefore commence less than 30 days after the aforementioned notice is provided, if:

                   (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

                   (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3      Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan, except that Spousal Consent shall be required if any portion of such in-service withdrawal shall include Predecessor Plan Amounts or amounts attributable to the Participant's participation in the Plan while a Coles Employee.

         10.4      In-Service Withdrawal Approval

                   The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.


--------------------------------------------------------------------------------

         10.5      Minimum Amount, Payment Form and Medium

                   There is no minimum amount for any type of in-service withdrawal.

                   The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

         10.6      Source and Timing of In-Service Withdrawal Funding

                   An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

                   The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         10.7      Hardship Withdrawals

                   (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals
                            (1) on account of a Participant's "Deemed Financial Need", and (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

                   (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                            (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                            (2) the purchase (excluding mortgage payments) of the Employee's principal residence;


--------------------------------------------------------------------------------

                            (3) the payment of unreimbursable tuition and related educational fees (which effective January 1, 1995 shall include room and board) for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                            (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                            (5)      any other circumstance specifically
                                     permitted under Code section
                                     401(k)(2)(B)(i)(IV).

                   (c) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                            (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from this Plan and all other plans maintained by Related Companies;

                            (2)      the Administrator shall suspend the
                                     Employee from making any contributions to this Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                            (3)      the Administrator shall reduce the
                                     Contribution Dollar Limit for the Employee with regard to this Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Before-Tax Contributions for the calendar year of the withdrawal.

                   (d) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows and except that for the period prior to July 1, 1995 a Participant's Viking/RRG Match Account shall not be included as an Account source for funding:

                                     Rollover Account
                                     RSI Stock Match Account
                                     Viking/RRG Match Account
                                     Coles Match Account
                                     Prior Before-Tax Account
                                     Before-Tax Account


--------------------------------------------------------------------------------

                            The amount that may be withdrawn from a
                            Participant's Prior Before- Tax Account shall not include any earnings credited to his or her Prior Before-Tax Account. The amount that may be withdrawn from a Participant's Before-Tax Account shall not include any earnings credited to his or her Before-Tax Account after the start of the first Plan Year beginning after December 31, 1988.

                   (e) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

                   (f) Suspension from Further Contributions. Upon making a Hardship withdrawal, a Participant may not make additional Before-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies) for a period of 12 months from the date the withdrawal payment is made.

         10.8      After-Tax Account Withdrawals

                   (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

                   (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's After-Tax Account.

                   (c) Permitted Frequency. There is no restriction on the number of After- Tax Account withdrawals permitted to a Participant.

                   (d) Suspension from Further Contributions. An After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

         10.9      Over Age 59 1/2 Withdrawals

                   (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

                   (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her After-Tax Account first:

                                     Rollover Account
                                     Before-Tax Account
                                     RSI Stock Match Account
                                     Viking/RRG Match Account
                                     Profit Sharing Account
                                     Coles Match Account
                                     Prior Profit Sharing Account
                                     Prior Before-Tax Account
                                     After-Tax Account


--------------------------------------------------------------------------------

                   (c) Permitted Frequency. There is no restriction on the number of Over Age 59 1/2 withdrawals permitted to a Participant.

                   (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.



--------------------------------------------------------------------------------

11       DISTRIBUTIONS ONCE EMPLOYMENT ENDS, UPON DISABILITY OR
         ------------------------------------------------------
         AS REQUIRED BY LAW
         ------------------

         11.1      Benefit Information, Notices and Election

                   A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies, upon his or her Disability or, if earlier, or at the time required by law as set forth in Section 11.6.

                   If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

                   (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

                   (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

                   Effective January 1, 1996, if a distribution is one to which Code sections 401(a)(11) and 417 do apply, such distribution may commence less than 30 days, but more than 7 days, after the aforementioned notices are provided, if the provisions of
                   (a) and (b) above are satisfied and the Participant's election includes Spousal Consent.

         11.2      Spousal Consent

                   A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan, except that Spousal Consent shall be required if any portion of such distribution shall include Predecessor Plan Amounts or amounts attributable to the Participant's participation in the Plan while a Coles Employee.


--------------------------------------------------------------------------------

         11.3      Payment Form and Medium

                   (a) Benefit Attributable to Participation in the Plan While a RRG Employee or a Viking Employee: With regard to a Participant's benefit attributable to his or her participation in the Plan while a RRG Employee or a Viking Employee, a Participant shall be paid such benefit in the form of a single lump sum. Notwithstanding, if he or she is an Employee at the time he or she is required by law to commence distribution, or anytime thereafter, he or she may instead elect to be paid annually in a lump sum an amount sufficient to comply with Code section 401(a)(9).

                   (b) Benefit Attributable to Predecessor Plan Amounts or Participation in the Plan While a Coles Employee:
                            With regard to a Participant's benefit attributable to Predecessor Plan Amounts or his or her participation in the Plan while a Coles Employee, a Participant may elect to have such benefit be paid in (1) a single lump sum or (2) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

                            To preserve benefits protected by Code section 411(d)(6), a Participant whose Account includes Predecessor Plan Amounts, may elect to have his or her benefit attributable to such Predecessor Plan Amounts be paid in one of the following forms:

                            (1) a single life annuity, or

                            (2) a joint and 50%, 75% or 100% survivor annuity.

                            Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

                   Notwithstanding the above, with regard to Participant who is an Employee at the time he or she elects payment of his or her vested Account balance by reason of his or her Disability, his or her vested Account balance shall be paid in the form of a single lump sum.

                   Distributions other than annuity contracts shall be made in cash, except to the extent a distribution consists of a loan call as described in Section 9. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.


--------------------------------------------------------------------------------

         11.4      Source and Timing of Distribution Funding

                   A distribution to a Participant shall be made solely from the assets of his or her own Accounts and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                   The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         11.5      Deemed Distribution

                   For purposes of Section 8.4, if at the time a Participant's employment with all Related Companies has terminated, the Participant's vested Account balance attributable to Accounts subject to vesting as described in Section 8, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

         11.6      Latest Commencement Permitted

                   In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which the Participant's employment with all Related Companies ends (other than by reason of death) or the Participant attains his or her Normal Retirement Date, whichever is later. However, if the amount of the payment or the location of the Participant or his or her Beneficiary (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

                   Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2, whether or not he or she is an Employee, and except that distribution for an Employee who was born before July 1, 1917 and who is not a 5% owner does not need to begin until his or her employment with all Related Companies ends.


--------------------------------------------------------------------------------

                   If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.5.

         11.7      Payment Within Life Expectancy

                   The Participant's payment election must be consistent with the requirement of Code section 401(a)(9)and Treasury regulations issued thereunder, including Treasury regulation section 1.401(a)(9)-2, which provisions are incorporated by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that they are inconsistent with such other Plan provisions. All payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.8      Incidental Benefit Rule

                   The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2 (or such later date as provided otherwise in Section 11), shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9) and the Treasury regulations incorporated herein pursuant to
                   Section 11.7.

         11.9      Payment to Beneficiary

                   With regard to a Participant's benefit attributable to his or her participation in the Plan while a RRG Employee or a Viking Employee, payment to a Beneficiary must be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death.

                   With regard to a Participant's benefit attributable to Predecessor Plan Amounts or his or her participation in the Plan while a Coles Employee, payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or
                   (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:


--------------------------------------------------------------------------------

                   (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                   (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                   (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.10     Beneficiary Designation

                   Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                   (a)      Participant's surviving spouse,

                   (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

                   (c)      Participant's estate.

         11.11     QJSA and QPSA Annuity Information and Elections

                   The following definitions, information and election rules shall apply to any Participant who is eligible for an annuity option and who elects an annuity option and only with regard to the Participant's Predecessor Plan Amounts:

                   (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the 30-day period commencing the day after the information described in the QJSA Information to a Participant paragraph below is provided to the

--------------------------------------------------------------------------------

                            Participant, except that effective January 1, 1996, "7-day period" shall be substituted for the preceding reference to "30-day period".

                   (b) "QJSA". A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

                   (c) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity, except to the extent of any Loan Account balance, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

                   (d) QJSA Information to a Participant. No more than 90 days before the Annuity Starting Date, each Participant shall be given a written explanation of
                            (1) the terms and conditions of the QJSA, (2) the right to a period of at least 30 days after receipt of the written explanation to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

                   (e) QJSA Election. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

                   (f) QPSA Beneficiary Information to Participant. Upon becoming a Participant, and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35, each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and
                            (4) the need for Spousal Consent.


--------------------------------------------------------------------------------

                   (g) QPSA Beneficiary Designation by Participant. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of (1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which the Participant attains age 35.

                   (h) QPSA Information to a Surviving Spouse. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

                   (i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.


--------------------------------------------------------------------------------

12       ADP AND ACP TESTS
         -----------------

         12.1      Contribution Limitation Definitions

                   The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

                   (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                   (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                   (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

                   (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) actually paid on each such Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Before-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

                   (f) "Contributions" shall include Matching Contributions and for the Plan Year ending December 31, 1995 "Employee Voluntary Contributions" for the period January 1, 1995 through March 31,1995 made under the Predecessor Plan. In addition, Contributions may include Before-Tax Contributions, only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

                   (g)      "Deferrals" shall include Before-Tax Contributions.


--------------------------------------------------------------------------------

                   (h) "Family Member". An Employee who is, at any time during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during the Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) a HCE who is among the 10 Employees with the highest Compensation for such Year.

                   (i) "HCE" or "Highly Compensated Employee". With respect to each Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                            (1) Was a more than 5% Owner at any time during the Lookback Year or Plan Year;

                            (2) Received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Plan
                                     Sponsor may elect for any Plan Year to
                                     apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                            (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year
                                     (or if no officer has Compensation in
                                     excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                            (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Deferrals, Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                            A former Employee shall be treated as a HCE if (1) such former Employee was a HCE when he separated from service, or (2) such former Employee was a HCE in service at any time after attaining age 55.


--------------------------------------------------------------------------------

                            The determination of who is a HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

                   (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                            (1) If the Related Companies maintain two or more plans which are subject to (i) the ADP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), or (ii) the ACP Test and are considered as one plan for purposes of Code section 410(b), all such plans shall be
                                     aggregated and treated as one plan for
                                     purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same Plan Year.

                            (2) If a HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                            (3) If a HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

                   (k) "Lookback Year". Pursuant to Code section 414(q), the Plan Sponsor elects as the Lookback Year the 12 months ending immediately prior to the start of the Plan Year.

                   (l)      "Multiple Use Test". The test described in Section
                            12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.


--------------------------------------------------------------------------------

                   (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not a HCE.

         12.2      ADP and ACP Tests

                   For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

                   (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                   (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:


                       IF THE NHCE GROUP              THEN THE MAXIMUM HCE
                     AVERAGE PERCENTAGE IS:       GROUP AVERAGE PERCENTAGE IS:
                     ----------------------       ----------------------------

                          Less than 2%            2 times NHCE Group Average %
                            2% to 8%              NHCE Group Average % plus 2%
                          More than 8%           NA - Basic Limitation applies


         12.3      Correction of ADP and ACP Tests

                   If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

                   (a) ADP Correction. The HCE with the highest Deferral percentage shall have his or her Deferral percentage reduced to the lesser of the extent required to meet the ADP Test or to cause his or her Deferral percentage to equal that of the HCE with the next highest Deferral percentage. The process shall be repeated until the ADP Test is met.

                            To the extent a HCE's Deferrals were determined to be reduced as described in the paragraph above, Before-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation, except that such amount to be refunded shall be reduced by Before-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. Excess amounts shall first be taken from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded excess Before-Tax Contributions


--------------------------------------------------------------------------------
as described in this Section, adjusted for investment gain or loss, shall be forfeited and used to reduce Contributions made by an Employer as soon as administratively feasible.

                   (b) ACP Correction. The HCE with the highest Contribution percentage shall have his or her Contribution percentage reduced to the lesser of the extent required to meet the ACP Test or to cause his or her Contribution percentage to equal that of the HCE with the next highest Contribution percentage. The process shall be repeated until the ACP Test is met.

                            To the extent a HCE's Contributions were determined to be reduced as described in the paragraph above, Matching Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation, except that for the Plan Year ending December 31, 1995, excess amounts shall first be taken from "Employee Voluntary Contributions" for the period January 1, 1995 through March 31,1995 made under the Predecessor Plan, which amounts were not matched.

                   (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined and with regard to excess Contributions allocated by type of Contribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

                   (d) Family Member Correction. To the extent any reduction is necessary with respect to a HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

         12.4      Multiple Use Test

                   If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                   (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

                   (b) the Alternative Limitation applied to the other NHCE Group percentage.


--------------------------------------------------------------------------------

         12.5      Correction of Multiple Use Test

                   If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

         12.6      Adjustment for Investment Gain or Loss

                   Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Section 12.3 or
                   12.5 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7      Testing Responsibilities and Required Records

                   The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8      Separate Testing

                   (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

                   (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

                   In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.


--------------------------------------------------------------------------------

13       MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
         --------------------------------------------

         13.1      "Annual Addition" Defined

                   The sum of all amounts allocated to the Participant's Account for a Plan Year which are contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

         13.2      Maximum Annual Addition

                   The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

         13.3      Avoiding an Excess Annual Addition

                   If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4      Correcting an Excess Annual Addition

                   Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Before-Tax Contributions for the Plan Year (or for the Plan Year ending December 31, 1995 "Employee Voluntary Contributions" for the period January 1, 1995 through March 31, 1995 made under the Predecessor Plan), (however to the extent such Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together with forfeited Matching Contributions used to reduce Contributions made by an Employer as soon as administratively feasible.


--------------------------------------------------------------------------------

         13.5      Correcting a Multiple Plan Excess

                   If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

         13.6      "Defined Benefit Fraction" Defined

                   The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

                   (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

                   (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or
                            (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

         13.7      "Defined Contribution Fraction" Defined

                   The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

                   (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

                   (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

         13.8      Combined Plan Limits and Correction

                   If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.





--------------------------------------------------------------------------------
                                       48

14       TOP HEAVY RULES
         ---------------

         14.1      Top Heavy Definitions

                   When capitalized, the following words and phrases have the following meanings when used in this Section:

                   (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

                   (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

                   (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                            (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:


                         NUMBER OF EMPLOYEES                 NUMBER OF
                       NOT EXCLUDED UNDER CODE              HIGHEST PAID
                          SECTION 414(q)(8)              OFFICERS INCLUDED
                          -----------------              -----------------

                             Less than 30                        3
                              30 to 500                 10% of the number of
                                                       Employees not excluded
                                                         under Code section
                                                             414(q)(8)
                            More than 500                        50


                            (2)      a more than 5% Owner,

                            (3) a more than 1% Owner whose Compensation exceeds $150,000, or


--------------------------------------------------------------------------------

                            (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

                   (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and
                            (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude Rollover Contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

                   (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

         14.2      Special Contributions

                   (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

                   (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other


--------------------------------------------------------------------------------
                            plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to this Plan.

         14.3      Special Vesting

                   If the Plan becomes Top Heavy after the Effective Date, all Employees shall thereafter be vested in all Accounts.

         14.4      Adjustment to Combined Limits for Different Plans

                   For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.



--------------------------------------------------------------------------------

15       PLAN ADMINISTRATION
         -------------------

         15.1      Plan Delineates Authority and Responsibility

                   Plan fiduciaries include the Plan Sponsor, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

         15.2      Fiduciary Standards

                   Each fiduciary shall:

                   (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

                   (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                   (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                   (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                   (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

         15.3      Plan Sponsor is ERISA Plan Administrator

                   The Plan Sponsor is the plan administrator, within the meaning of ERISA section 3(16) and Code section 414(g), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Plan Sponsor, and/or the Committee.


--------------------------------------------------------------------------------

         15.4      Administrator Duties

                   The Administrator shall have the sole and absolute discretion to interpret the provisions of the Plan and Trust, other than the provisions which relate to the Trustee, (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determination or findings with respect to the benefits payable thereunder and the person entitled thereto as may be required for the purpose of the Plan. In furtherance thereof, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

                   (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

                   (b) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

                   (c) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

                   (d) adjudicate claims pursuant to the claims procedure described in Section 18.

                   Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         15.5      Advisors May be Retained

                   The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.


--------------------------------------------------------------------------------

         15.6      Delegation of Administrator Duties

                   The Plan Sponsor, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Plan Sponsor shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Plan Sponsor shall serve at the pleasure of the Plan Sponsor, but may resign by written notice to the Plan Sponsor. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Plan Sponsor otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

         15.7      Committee Operating Rules

                   (a) Actions of Majority. Any act delegated by the Plan Sponsor to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

                   (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

                   (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.



--------------------------------------------------------------------------------

16       MANAGEMENT OF INVESTMENTS
         -------------------------

         16.1      Trust Agreement

                   All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of
                   Section 16.2.

         16.2      Investment Funds

                   The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                   (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company, provided an investment in such is exempt from the prohibited transaction restrictions of the Code and ERISA;

                   (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

                   (c) individual equity and fixed income securities which are readily tradeable on the open market;

                   (d) guaranteed investment contracts issued by a bank or insurance company;

                   (e)      interest bearing deposits of the Trustee;

                   (f)      Roadway Stock; and

                   (g) REX Stock, subject to the limitations as set forth in Section 16 and Appendix A.


--------------------------------------------------------------------------------

                   Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are hereby adopted by the Plan and are incorporated herein by reference.

         16.3      Authority to Hold Cash

                   The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

         16.4      Trustee to Act Upon Instructions

                   The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

         16.5      Administrator Has Right to Vote Registered Investment Company
                   Shares

                   The Administrator shall be entitled, but not required, to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

         16.6      Custom Fund Investment Management

                   The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                   A Custom Fund shall be subject to the following:

                   (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.


--------------------------------------------------------------------------------

                   (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Roadway Stock and REX Stock held in a Custom Fund is vested as provided otherwise in
                            Section 16.

                   (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

                   (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

         16.7      Authority to Segregate Assets

                   The Plan Sponsor may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Plan Sponsor shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.8      Maximum Permitted Investment in Roadway Stock

                   If the Plan Sponsor provides for a Roadway Stock Fund the Fund shall be comprised of Roadway Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections as well as the total investment of Participants' and Beneficiaries' RSI Stock Match Accounts. To the extent described in Appendix A, the Rex Stock Fund may also be comprised of Roadway Stock.

         16.9      Participants Have Right to Vote and Tender Roadway Stock

                   Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Roadway Stock held on his or her behalf in the Roadway Stock Fund and the Rex Stock Fund. Prior to such voting or tendering of Roadway Stock, each Participant or Beneficiary shall


--------------------------------------------------------------------------------
                   receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

         16.10     Participants Have Right to Vote and Tender REX Stock

                   Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of REX Stock held on his or her behalf in the REX Stock Fund. Prior to such voting or tendering of REX Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

         16.11     Registration and Disclosure for Roadway Stock

                   The Administrator shall be responsible for determining the applicability of (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

         16.12     Registration and Disclosure for REX Stock

                   The Administrator shall be responsible for determining the applicability of (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.



--------------------------------------------------------------------------------

17       TRUST ADMINISTRATION
         --------------------

         17.1      Trustee to Construe Trust

                   Subject to the authority of the Administrator, the Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

         17.2      Trustee To Act As Owner of Trust Assets

                   Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

                   (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

                   (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

                   (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

                   (d) lend on behalf of the Trust, directly or, through a collective investment fund, any securities, including securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

         17.3      United States Indicia of Ownership

                   The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).


--------------------------------------------------------------------------------

         17.4      Tax Withholding and Payment

                   (a) Withholding. The Trustee shall calculate and withhold federal and, if applicable, state income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal and, if applicable, state income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

                   (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

         17.5      Trust Accounting

                   (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

                   (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

                   (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

         17.6      Valuation of Certain Assets

                   If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.


--------------------------------------------------------------------------------

         17.7      Legal Counsel

                   The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

         17.8      Fees and Expenses

                   The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Plan Sponsor and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

         17.9      Trustee Duties and Limitations

                   The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing, as provided herein, the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

                   The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.


--------------------------------------------------------------------------------

18       RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
         -------------------------------------------------

         18.1      Plan Does Not Affect Employment Rights

                   The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

         18.2      Limited Return of Contributions

                   Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

                   (a) such Contribution is made by reason of a mistake of fact;

                   (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

                   (c)      such Contribution is not deductible under Code
                            section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                   The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         18.3      Assignment and Alienation

                   As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

                   (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

                   (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.


--------------------------------------------------------------------------------

         18.4      Facility of Payment

                   If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

         18.5      Reallocation of Lost Participant's Accounts

                   If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in
                   Section 8.4 or to reduce Contributions made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

         18.6      Claims Procedure

                   (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

                   (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering
                            (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

                   (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.


--------------------------------------------------------------------------------

                   (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                           Days to Respond
                            Action                                        From Last Action
                            ------                                        ----------------

                            Administrator determines benefit                            NA
                            Interested party files initial request                 60 days
                            Administrator's initial decision                       90 days
                            Interested party requests final review                 60 days
                            Administrator's final decision                         60 days

                            However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

         18.7      Construction

                   Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

         18.8      Jurisdiction and Severability

                   The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

         18.9      Indemnification by Employer

                   The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Plan Sponsor fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Plan Sponsor shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.


--------------------------------------------------------------------------------

19       AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
         -----------------------------------------------

         19.1      Amendment

                   The Plan Sponsor reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Plan Sponsor (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

                   (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

                   (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                   (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                   (d) permit an Employee to be paid the balance of his or her Before-Tax or Prior Before-Tax Accounts unless the payment would otherwise be permitted under Code section 401(k).

         19.2      Merger

                   This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

         19.3      Divestitures

                   In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary


--------------------------------------------------------------------------------
                   to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                   Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Plan Sponsor or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

         19.4      Plan Termination

                   The Plan Sponsor may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         19.5      Amendment and Termination Procedures

                   The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

                   (a) The Plan Sponsor may adopt any Change by action of its board of directors in accordance with its normal procedures.

                   (b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in
                            Section 15.7(a).

                   (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Plan Sponsor or, in the case of an amendment adopted by the Committee, at least one of its members.

                   (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).


--------------------------------------------------------------------------------

                   (e) A copy of any Change shall be provided to the Trustee.

                   (f) No Change affecting the Trustee in its role as Trustee under the Plan or in any other capacity shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

         19.6      Termination of Employer's Participation

                   Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Plan Sponsor. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Plan Sponsor may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Plan Sponsor. Alternatively, the Plan Sponsor may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

         19.7      Replacement of the Trustee

                   The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Plan Sponsor at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Plan Sponsor shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Plan Sponsor's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

         19.8      Final Settlement and Accounting of Trustee

                   (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

                   (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.


--------------------------------------------------------------------------------

                   (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.


--------------------------------------------------------------------------------

                          APPENDIX A - INVESTMENT FUNDS


I.       Investment Funds Available

         The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:


                            CATEGORY                 FUNDS
                            --------                 -----

                            INCOME                   Income Accumulation
                            ------

                            BALANCED                 Asset Allocation
                            --------

                            EQUITY                   Roadway Stock
                            ------                   S&P 500 Stock
                                                     AIM, Constellation
                                                     Templeton, Foreign

                            COMBINATION              LifePath
                            -----------

         The Plan's Investment Funds also include a Restricted GIC Fund and a Rex Stock Fund.

         In accordance with Section 16.7, the Restricted GIC Fund was established in July 1991 for the purpose of segregating the Mutual Benefit GIC which was immediately prior to the date of segregation held in the Plan's Investment Fund then named the Viking Income Accumulation Fund for the benefit of Participants and Beneficiaries who at that time had an investment in the Viking Income Accumulation Fund. The Restricted GIC Fund is not otherwise designated as available for investment by Participants or Beneficiaries. A Participant or Beneficiary's investment in the Restricted GIC Fund shall be restricted from transfers, loans, in-service withdrawals and distributions until such time or times as amounts are liquid and are made available for such purposes in accordance with procedures prescribed by the Administrator and agreed to by the Trustee.

         As a result of the January 12, 1996 spin-off from Roadway of Roadway Express, Inc., a REX Stock Fund was established under the Plan for the benefit of Participants and Beneficiaries for whom shares of REX Stock were received as a result of the Participant's or Beneficiary's holdings in the Roadway Stock Fund. A Participant or Beneficiary's then resulting investment in the REX Stock Fund may continue to be invested in such Fund until such time as the Participant or Beneficiary otherwise elects to invest such portion of his or her Account or the Administrator directs liquidation of such Fund or consolidation of such Fund into the Roadway Stock Fund if at such later time the Fund no longer holds shares of Rex Stock.


--------------------------------------------------------------------------------

                          APPENDIX A - INVESTMENT FUNDS
                                   (continued)


         No additional shares of Rex Stock may be purchased. To the extent not otherwise necessary to be maintained in deposit or money market type assets to handle the Fund's liquidity, earnings in the Rex Stock Fund shall be used to purchase shares of Roadway Stock to be held in the Rex Stock Fund. The REX Stock Fund shall be comprised of REX Stock, sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs and to the extent described in the preceding sentence, Roadway Stock. The REX Stock Fund is not otherwise designated as available for investment by Participants or Beneficiaries. To the extent necessary from time to time to provide for sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs, shares of Rex Stock shall be liquidated to the extent necessary and then, as necessary, shares of Roadway Stock.


II.      Default Investment Fund

         The default Investment Fund as of the Effective Date is the Income Accumulation Fund.


III.     Accounts For Which Investment is Restricted

         A Participant or Beneficiary may direct the investment of his or her entire Account except for the following Contribution Accounts, which shall be invested as of the Effective Date as follows:

                   RSI Stock Match Account                    Roadway Stock Fund


IV.      Maximum Percentage Restrictions Applicable to Certain Investment Funds

         As of the Effective Date, a Participant or Beneficiary may not elect to invest more than the following percentages in these Investment Funds:

                   Roadway Stock Fund                         50%


--------------------------------------------------------------------------------

                 APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants.

2) Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance for loans entered into on or after April 1,1991. For loans entered into prior to April 1,1991, these are paid by the Employer on a quarterly basis.

4) Investment Fund Election Changes: For each Investment Fund election change by a Participant, in excess of 4 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account.

5) Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Participant's Account.

6) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.


--------------------------------------------------------------------------------

                         APPENDIX C - LOAN INTEREST RATE


As of the Effective Date, the interest rate charged on Participant loans shall be equal to the Trustee's prime rate, plus 2%. Effective January 1, 1996, the interest rate charged on Participant loans shall be equal to the prime rate published in the Wall Street Journal at the time the loan is processed, plus 2%. If multiple prime rates are published in the Wall Street Journal, the prime rate selected shall be the rate closest to the last prime rate used for this purpose.



--------------------------------------------------------------------------------